================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ---------------------
    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to (S)240. 14a-11(c) or (S)240.14a-12



                         Texas Capital Bancshares, Inc.
                (Name of Registrant as Specified in its Charter)

                       ---------------------------------
       (Name of Person Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[_]    Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
       (1)   Title of each class of securities to which the transaction applies:
       (2)   Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)   Proposed maximum aggregate value of the transaction:
             Total proposed maximum aggregate value of the transaction:
       (5)   Total fee paid:

[_]    Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)   Amount Previously Paid:
       (2)   Form Schedule or Registration No.:
       (3)   Filing Party:
       (4)   Date Filed:

================================================================================

                         Texas Capital Bancshares, Inc.
                         2100 McKinney Avenue, Suite 900
                               Dallas, Texas 75201

                                                                August 28, 2002

Dear Stockholder:


Texas Capital Bancshares, Inc., a Delaware corporation ("TCBI") and the holding company for Texas Capital Bank, N. A., is proposing to conduct an initial public offering of our common stock (the "IPO"). In preparation for the IPO, we hereby seek your written consent to an amendment to TCBI's Certificate of Designation of 6.0% Series A Convertible Preferred Stock (the "Certificate of Designation").

The board of directors of TCBI deems it advisable and believes that it is in the best interests of TCBI and its stockholders to amend the Certificate of Designation prior to the IPO in order to provide for adjustment, in the event of a stock dividend, stock split, reclassification or other similar corporate action, of the price which would trigger automatic conversion of the 6.0% Series A Convertible Preferred Stock (the "Preferred Stock") to common stock upon (a) consummation of an initial public offering or (b) quotation of the common stock of TCBI on the New York Stock Exchange or the Nasdaq National Market for 30 consecutive trading days (the "Amendment").

Although only the rights of the holders of Preferred Stock will be affected, under Delaware law the Amendment must be approved by holders of each of (a) a majority of the shares of Preferred Stock, for which TCBI has already received the requisite number of written consents; and (b) a majority (based on voting power) of the shares of TCBI's voting common stock, par value $0.01 (the "Common Stock") and Preferred Stock, voting on an as converted basis as set forth in the Certificate of Designation, voting together as a single class (the Common Stock and Preferred Stock are together referred to as the "Voting Stock"). We are eager to move forward with the IPO and we believe the Amendment is necessary in order to adjust the trigger price for the automatic conversion of the Preferred Stock to reflect the one-for-one stock dividend recently declared by the Board.

The consent statement that accompanies this letter provides you with detailed information about the Amendment. We urge you to review carefully the consent statement and the enclosed written consent. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE APPROVAL OF THE AMENDMENT. IF YOU INTEND TO CONSENT TO THE AMENDMENT YOU MUST SIGN, DATE AND RETURN THE ENCLOSED WRITTEN CONSENT PROMPTLY IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED IN THE CONSENT STATEMENT. AN ABSTENTION OR FAILURE TO RETURN THE CONSENT WILL HAVE THE EFFECT OF VOTING AGAINST THE AMENDMENT.

Only holders of Voting Stock as of the close of business on August 9, 2002, the record date established by our board of directors, will be entitled to consent to the Amendment.

On behalf of the board of directors, I wish to thank you for your continued support and urge you to consent to the Amendment.

                                       Sincerely,

                                       /s/ Joseph M. Grant

                                       Joseph M. Grant
                                       Chairman and Chief Executive Officer

                                CONSENT STATEMENT
                                TABLE OF CONTENTS

SOLICITATION OF CONSENTS ...................................................   1

THE CONSENT PROCEDURE ......................................................   2

REVOCATION OF SIGNED CONSENTS ..............................................   2

RECORD DATE AND VOTING SECURITIES ..........................................   2

CONSENT RIGHTS .............................................................   3

OTHER MATTERS ..............................................................   3

PROPOSAL TO AMEND THE CERTIFICATE OF DESIGNATION OF THE 6.0% SERIES A
   CONVERTIBLE PREFERRED STOCK .............................................   3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ............................   4

INTEREST OF CERTAIN PARTIES IN MATTERS TO BE ACTED UPON ....................   7

FINANCIAL INFORMATION ......................................................   7

ADDITIONAL INFORMATION .....................................................   7

ANNEX A - CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF DESIGNATION

ANNEX B - WRITTEN CONSENT OF STOCKHOLDERS

                         TEXAS CAPITAL BANCSHARES, INC.
                              2100 McKinney Avenue
                                    Suite 900
                               Dallas, Texas 75201

                                CONSENT STATEMENT
                  --------------------------------------------


                            SOLICITATION OF CONSENTS

This consent statement and the enclosed written consent are being mailed to our stockholders in connection with the solicitation of written consents by the board of directors of Texas Capital Bancshares, Inc., a Delaware corporation ("TCBI") and the holding company for Texas Capital Bank, N.A. This consent solicitation is first being mailed to stockholders on or about August 28, 2002. Stockholders are requested to mark, sign, and date the enclosed form of written consent promptly, and return it via facsimile or regular mail in the enclosed postage-paid envelope. Specific instructions are provided on the written consent form.

These materials pertain to the following proposal as further described in this consent statement:

An amendment to TCBI's Certificate of Designation of 6.0% Series A Convertible Preferred Stock (the "Certificate of Designation") in order to provide for adjustment, in the event of a stock dividend, stock split, reclassification or other similar corporate action, of the price which would trigger automatic conversion of the 6.0% Series A Convertible Preferred Stock (the "Preferred Stock") to common stock upon (a) consummation of an initial public offering or
(b) quotation of the common stock of TCBI on the New York Stock Exchange or the Nasdaq National Market for 30 consecutive trading days (the "Amendment").

The Amendment must be approved by holders of each of (a) a majority of the outstanding shares of Preferred Stock, for which TCBI has already received the requisite number of written consents; and (b) a majority (based on voting power) of the outstanding shares of voting common stock, par value $0.01 (the "Common Stock") and the Preferred Stock, voting on an as converted basis as set forth in the Certificate of Designation, voting together as a single class (the Common Stock and Preferred Stock are together referred to as the "Voting Stock"). As a result of the one-for-one stock dividend that was declared by TCBI's board of directors on July 30, 2002, holders of the Preferred Stock will have two votes for every share of Preferred Stock owned as of the record date. The Amendment will provide adjustment of the trigger price for the automatic conversion of the Preferred Stock to Common Stock to reflect the declared one-for-one stock dividend. No special meeting will be held to seek approval of the Amendment; instead TCBI is soliciting your written consent for the Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE AMENDMENT. PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING WRITTEN CONSENT AS SOON AS POSSIBLE.

Our principal executive office is located at 2100 McKinney Avenue, Suite 900, Dallas, Texas 75201. If you have any questions about the procedures to be followed to give your written consent, please call Pat O'Brien of TCBI, at (214) 932-6771.

TCBI will bear the entire cost of preparing, assembling, printing, and mailing consent materials furnished by the board of directors to stockholders. In addition to the solicitation of consents by mail, some of the officers, directors, significant stockholders, employees, and agents of TCBI may, without additional compensation, solicit consents by telephone, facsimile, electronic mail, or other electronic transmission, or personal interview, the cost of which TCBI shall bear.

                              THE CONSENT PROCEDURE

Section 228 of the Delaware General Corporation Law and the bylaws of TCBI state that, unless otherwise provided in the certificate of incorporation of TCBI any action that may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, and those consents are delivered to the corporation. The written consent is attached hereto as Annex B. We have enclosed an addressed return envelope postage paid for you to return your executed and dated written consent. You may also send it by facsimile to Roy Basa at (214) 871-8820. In the case of this consent solicitation by TCBI, written, unrevoked consents of the holders of a majority (based on voting power) of the outstanding shares, as of August 9, 2002, of Voting Stock must be delivered to TCBI as described above to effect the action as to which stockholder consents are being solicited hereunder.

All consents in this solicitation, regardless of when dated, shall expire unless valid, unrevoked consents constituting a majority (based on voting power) of the Voting Stock entitled to vote on the matter are delivered to TCBI within 60 days of the earliest dated consent. Upon approval of the Amendment, as required by Delaware law, TCBI shall promptly notify the stockholders who have not consented to the Amendment.

                          REVOCATION OF SIGNED CONSENTS

A consent executed by a stockholder may be revoked by executing and delivering to Corporate Communications, TCBI's agent, a written, dated revocation prior to the time that signed unrevoked consents by holders of a majority (based on voting power) of the outstanding shares of Voting Stock entitled to vote on this matter have been delivered to the attention of Roy Basa. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. A revocation may be delivered via facsimile to the attention of Roy Basa at (214) 871-8820 or via mail to Roy Basa at the following address: Corporate Communications, 4030 Harry Hines Blvd., Dallas, TX 75219.

                        RECORD DATE AND VOTING SECURITIES

Our board has fixed the close of business on August 9, 2002 as the record date for the determination of stockholders entitled to give their consent with respect to the Amendment. Only those stockholders who were holders of record of Voting Stock at the close of business on August 9, 2002 will be entitled to consent to the Amendment. Holders of the Preferred Stock shall vote on as "as converted" basis and together with holders of Common Stock to consent to the Amendment. In accordance with TCBI's Certificate of Designation and giving effect to the one-for-one stock dividend declared by TCBI's board of directors on July 30, 2002, holders of record of Preferred Stock will have two votes for every one share of Preferred Stock held of record on August 9, 2002. As of August 9, 2002, there were 9,225,243 shares of Common Stock (or 18,450,486 shares of Common Stock after giving effect to the one-for-one stock dividend) and 1,057,142 shares of Preferred Stock outstanding.

                                 CONSENT RIGHTS

The Amendment must be approved by holders of each of (a) a majority of the outstanding shares of Preferred Stock, for which TCBI has already received the requisite number of written consents; and (b) a majority (based on voting power) of the outstanding shares of Voting Stock.

Each share of Common Stock entitles the holder thereof to one vote on the Amendment submitted to the stockholders.

As a result of the stock dividend declared on July 30, 2002, each share of Preferred Stock is convertible into two shares of our common stock. Therefore, when voting together as a single class with the holders of Common Stock with respect to the Amendment, holders of Preferred Stock will be entitled to two votes for every share of Preferred Stock held.

If a written consent form is executed but no indication is made as to what action is to be taken, the written consent form will be deemed to constitute a consent to the Amendment.

THIS IS A REQUEST FOR STOCKHOLDERS APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE AMENDMENT ON THE CONSENT ENCLOSED HEREWITH AS ANNEX B AND TO RETURN THAT CONSENT TO US. AN ABSTENTION OR FAILURE TO RETURN THE CONSENT WILL HAVE THE AFFECT OF VOTING AGAINST THE AMENDMENT.

Under Delaware law and TCBI's Certificate of Incorporation, holders of TCBI's capital stock will not be entitled to appraisal rights with respect to the Amendment.

                                  OTHER MATTERS

Other than the matter listed above, there are no additional matters that will be presented for your consent.

                PROPOSAL TO AMEND THE CERTIFICATE OF DESIGNATION
                                     OF THE
                    6.0% SERIES A CONVERTIBLE PREFERRED STOCK

The board of directors of TCBI deems it advisable and believes that it is in the best interests of TCBI and its stockholders to amend the Certificate of Designation to provide for adjustment, in the event of a stock dividend, stock split, reclassification or other similar corporate action, of the price which would trigger automatic conversion of the Preferred Stock to common stock upon
(a) consummation of an initial public offering or (b) quotation of the common stock of TCBI on the New York Stock Exchange or the Nasdaq National Market for 30 consecutive trading days. TCBI has already declared a one-for-one stock dividend on common stock for stockholders of record on July 30, 2002. Under the current Certificate of Designation, without regard to the Amendment, the price at which automatic conversion would be triggered would not be adjusted to account for the recent one-for-one stock dividend or any other subsequent stock dividend, stock split or reclassification. The Amendment is necessary in order to adjust the trigger price for the automatic conversion of the Preferred Stock to reflect the one-for-one stock dividend recently declared by the board and any other subsequent stock dividend, stock split or reclassification. The proposed Amendment to the Certificate of Designation is attached hereto as Annex A.

In order to become effective, the Amendment must be approved by holders of each of (a) a majority of the outstanding shares of Preferred Stock, for which TCBI has already received the requisite number of written consents; and (b) a majority (based on voting power) of the outstanding shares of Voting Stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents information regarding beneficial ownership of our common stock as of June 30, 2002, as adjusted for the one-for-one stock dividend declared on July 30, 2002, by:

     . each person known by us to beneficially hold more than 5% of our common stock or preferred stock;

     .    each of our directors;

     .    each of our named executive officers; and

     .    all of our executive officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options and Preferred Stock that are currently exercisable or convertible within 60 days of June 30, 2002 are deemed to be outstanding and to be beneficially owned by the person holding the options or Preferred Stock for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 18,450,486 shares of our Common Stock outstanding (after giving effect to the one-for-one stock dividend declared on July 30, 2002) and 1,057,142 of convertible preferred stock outstanding on June 30, 2002.

                                                                      Shares Beneficially Owned
                                                ----------------------------------------------------------------------
Name                                              Number of         Percentage         Number of         Percentage
                                                 Common Stock        of Common         Preferred        of Preferred
                                                    Shares            Stock**         Stock Shares          Stock
--------------------------------------------    ---------------    --------------    ---------------    --------------
C. Keith Cargill                                   188,368(1)           1.02%                 -                -
Leo Corrigan III                                    88,000(2)            *                9,000                *
James R. Erwin                                      70,000(3)            *               12,000              1.14%
Joseph M. (Jody) Grant                             881,586(4)           4.77%                 -                -
Frederick B. Hegi, Jr.                             213,518(5)           1.16%                 -                -
James R. Holland, Jr.                              479,036(6)           2.60%                 -                -
Raleigh Hortenstine III                            430,000(7)           2.31%            10,000                *
Gregory B. Hultgren                                146,000(8)            *                    -                -



George F. Jones, Jr.                               261,048(9)           1.41%                 -                -
David Lawson                                        40,030(10)           *                    -                -
Larry Makel                                        183,200(11)           *                    -                -
Walter W. (Bo) McAllister III                       45,500(12)           *                    -                -
Lee Roy Mitchell                                   216,218(13)          1.17%                 -                -
Kenneth Morrison                                   494,093              2.67%            57,143              5.41%
Steve Rosenberg                                     48,000(14)           *                    -                -
John C. Snyder                                     405,732(15)          2.19%            80,000              7.57%
Robert W. Stallings                                150,856(16)           *               71,428              6.76%
SunTrust Banks, Inc.                               114,284(17)           -               57,142              5.41%
James Cleo Thompson, Jr.                           176,358(18)           *               20,000              1.89%
Ian J. Turpin                                      187,312(19)          1.01%                 -                -
U.S. Bancorp Piper Jaffray Inc.                    114,286(20)           -               57,143              5.41%
Charles David Wood                                 102,270(21)           *                    -                -
All executive officers and directors as a
group (19 persons)                               4,313,032             22.42%***        202,428             19.15%

------------------

   *     Less than 1% of the issued and outstanding shares.
   ** Percentages with respect to each person have been calculated on the basis of 18,450,486 shares, the total number of shares of voting common stock outstanding on June 30, 2002, plus the number of shares of voting common stock which such person or group of persons has the right to acquire based on the exercise of options or conversion of preferred stock within 60 days after June 30, 2002.
   *** Percentage is calculated on the basis of 18,450,486 shares, the total number of shares of voting common stock outstanding on June 30, 2002 (after giving effect to the one-for-one stock dividend), plus the aggregate number of shares of voting common stock which the executive officers and directors have the right to acquire based on the exercise of options or conversion of preferred stock within 60 days after June 30, 2002.
   (1) Includes 392 shares held by Mr. Cargill and 163,976 shares held by Cargill Lakes Partners, Ltd., of which Mr. Cargill is te President of its general partner, Cargill Lakes, Inc. Includes 24,000 shares of common stock that may be acquired upon the exercise of options.
   (2) Includes 9,000 shares of preferred stock, which are immediately convertible into 18,000 shares of common stock, held by Corrigan Securities, Inc., of which Mr. Corrigan is President, and 62,000 shares held by Corrigan Securities, Inc., of which Mr. Corrigan is President. Also includes 8,000 shares that may be acquired upon exercise of options.
   (3) Includes 28,000 shares held by Mr. Erwin and 12,000 shares of preferred stock, which are immediately convertible into 24,000 shares of common stock, held by Erwin, Graves & Associates, LP, of which Mr. Erwin is the Managing Director and Partner. Also includes 18,000 shares that may be acquired upon exercise of options.
   (4) Includes 42,000 shares that may be acquired upon exercise of options and 771,586 shares held by Mr. Grant. Also includes 68,000 shares which are currently held in irrevocable trusts and of which Mr. Grant disclaims beneficial ownership.
   (5) Includes 137,132 shares held by Valley View Capital Corp. Retirement Savings Trust for the benefit of Mr. Hegi, 24,252 shares held by the F.B. Hegi Trust, of which Mr. Hegi is the beneficiary and 44,134 shares held directly by Mr. Hegi. Includes 8,000 shares that may be acquired upon exercise of options.
   (6) Includes 471,036 shares held by Hunt Capital Partners, L.P. of which Mr. Holland is President and Chief

         Executive Officer. Also includes 8,000 shares that may be acquired upon exercise of options that are issued in the name of Hunt Capital Group, LLC.
   (7) Includes 209,398 shares held by Hortenstine Family Investments, L.P., of which Mr. Hortenstine is the General Partner, 202 shares held by Hortenstine Liquidity Trust, of which Mr. Hortenstine is the trustee, 70,400 shares held by Mr. Hortenstine, 10,000 shares of preferred stock that are immediately convertible into 20,000 shares of common stock, and 130,000 shares that may be acquired upon exercise of options.
   (8) Includes 103,600 shares held by Mr. Hultgren and Rose M. Hultgren, as tenants in common, 6,400 shares held by Mr. Hultgren and 36,000 shares that may be acquired upon exercise of options.
   (9) Includes 202,918 shares held by G & M Partners Ltd., of which Mr. Jones is the Managing General Partner, 28,130 shares held directly by Mr. Jones, and 30,000 shares that may be acquired upon exercise of options.
  (10) Includes 32,030 shares held by Mr. Lawson and 8,000 shares that may be acquired upon the exercise of options.
  (11) Includes 152,198 shares held by The Makel Family Partnership, 1995, Ltd. of which Mr. Makel is the General Partner, 23,002 shares held by Mr. Makel and 8,000 shares that may be acquired upon exercise of options.
  (12) Includes 37,500 shares held directly by Mr. McAllister and 8,000 shares that may be acquired upon the exercise of options.
  (13) Includes 208,218 shares held by T&LRM Family Partnership Ltd. Mr. Mitchell is the Chief Executive Officer of PBA Development, Inc., which is the general partner of T&LRM. Also includes 8,000 shares that may be acquired upon exercise of options.
  (14) Includes 40,000 shares held by Mr. Rosenberg and 8,000 shares that may be acquired upon exercise of options.
  (15) Includes 237,732 shares held by Snyder Alternative Investments, L.P., of which Snyder Operating Company LLC is the general partner. Mr. Snyder is the President of Snyder Operating Company LLC. Also includes 50,000 shares of preferred stock, which is immediately convertible into 100,000 shares of common stock, held by the NTS/JCS Charitable Remainder Unitrust, of which Mr. Snyder is the trustee and 8,000 shares that may be acquired upon exercise of options. Also includes 30,000 shares of preferred stock, which is immediately convertible into 60,000 shares of common stock, held by the Nancy and John Snyder Foundation. Mr. Snyder disclaims beneficial ownership of the shares held by the Nancy and John Snyder Foundation.
  (16) Includes 71,428 shares preferred stock that are immediately convertible into 142,856 shares of common stock and 8,000 shares that may be acquired upon exercise of options.
  (17) Includes 57,142 shares of preferred stock, which is immediately convertible into 114,284 shares of common stock.
  (18) Includes 16,218 shares held by Mr. Thompson, 32,040 shares held by Big T Investments, of which Mr. Thompson is the principal, and 64,080 shares held by J. Cleo Thompson Life Estate Trust, of which Mr. Thompson is the beneficiary. Also includes 16,020 shares of common stock and 20,000 shares of preferred stock that are immediately convertible into 40,000 shares of common stock and 8,000 shares that may be acquired upon exercise of options that are issued in Mr. Thompson's name.
  (19) Includes 13,794 shares held by Mr. Turpin, 27,586 shares held by Windermere LP, an entity of which Mr. Turpin can be deemed a controlling person, and 137,932 shares held by LBJ Capital, L.P., an entity of which Mr. Turpin can be deemed a controlling person. Also includes 8,000 shares that may be acquired upon the exercise of options.
  (20) Includes 57,143 shares of preferred stock, which is immediately convertible into 114,286 shares of common stock.
  (21) Includes 160 shares held by Mr. Wood and 94,110 shares held by Wood Limited Partnership, of which Mr. Wood is the General Partner. Also includes 8,000 shares that may be acquired upon exercise of options that are issued in Mr. Wood's name.

             INTEREST OF CERTAIN PARTIES IN MATTERS TO BE ACTED UPON

Several of TCBI's directors and executive officers own, directly or indirectly, shares of Preferred Stock and such shares would be covered by the Amendment, if adopted, thereby causing automatic conversion of the Preferred Stock to Common Stock under certain circumstances. It should be noted, however, that under the current terms of the Preferred Stock, such directors and executive officers, as well as any other holders of the Preferred Stock, have the right to voluntarily convert at any time.

                              FINANCIAL INFORMATION

TCBI's most recent audited and unaudited financial statements and notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations are incorporated herein by reference to TCBI's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 9, 2002, including any subsequent amendments thereto.

                             ADDITIONAL INFORMATION

Stockholder Proposals for Annual Meeting Held in 2003

To be included in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2003, a stockholder proposal must be received by the Secretary of TCBI at the address on the front of this Consent Statement not later than December 31, 2002. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

The bylaws of TCBI provide an advance notice procedure for certain business to be brought before the Annual Meeting. In order for a stockholder to properly bring business before the Annual Meeting, the stockholder must give written notice to the Secretary of TCBI not less than one hundred eighty (180) days nor more than two hundred seventy (270) days before the time originally fixed for such meeting; provided, however, that in the event that less than thirty (30) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address and the class and number of shares owned by the stockholder and describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided.

Although the bylaw provisions do not give the board of directors any power to approve or disapprove of stockholder nominations for the election of directors or any other business desired by a stockholder to be conducted at the Annual Meeting, the bylaw provisions may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of TCBI, even if the conduct of such business or such attempt might be beneficial to TCBI and its stockholders.

                                          By Order of the Directors

                                          /s/ Larry A. Makel

                                          Larry A. Makel
                                          Secretary

                                                                         ANNEX A

                         CERTIFICATE OF AMENDMENT OF THE
                        CERTIFICATE OF DESIGNATION OF THE
                    6.0% SERIES A CONVERTIBLE PREFERRED STOCK

     Texas Capital Bancshares, Inc., a corporation organized and existing under and by virtue of Section 242 of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the holders of the 6.0% Series A Convertible Preferred Stock, $0.01 par value per share and the holders of common stock, par value $.01 par value per share, adopted a resolution by written consent, in accordance with
Section 228 of the General Corporation Law, proposing and declaring the following amendment to the Certificate of Designation of the 6.0% Series A Convertible Preferred Stock of said Corporation (the "Certificate of Designation"):

     RESOLVED, that Section 4(a) of the Certificate of Designation is hereby amended in its entirety to read as follows:

     4(a). The Series A Preferred Stock will automatically convert into one (1) share of authorized but unissued Common Stock (the "Conversion Rate") upon the occurrence of any of the following: (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split, or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity, or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of Common Stock of the Corporation; (ii) the sale of all or substantially all of the assets of the Corporation, (iii) the Common Stock is authorized for trading on the New York Stock Exchange or the Nasdaq National Market and the market value per share of the Common Stock is $17.50 per share or greater (the "Quoted Price") as of the market close for thirty consecutive trading days; (iv) the Corporation consummates an underwritten public offering of any shares of Common Stock at a price of $17.50 per share or higher (the "IPO Price"), or
           (v) the capital adequacy guidelines published by the Board of Governors of the United States Federal Reserve system are changed in any manner which results in the Series A Preferred Stock no longer qualifying as Tier I Capital under such guidelines.

           The Quoted Price and the IPO Price shall be adjusted accordingly, consistent with Section 4(f)(i), if the Corporation on or after July 30, 2002 (A) declares or makes a distribution or dividend on its Common Stock in shares of its capital stock, (B) subdivides its outstanding shares of Common Stock into a greater number of shares,
           (C) combines its outstanding shares of Common Stock into a smaller number of shares or (D) issues by reclassification of its shares of Common Stock (including any reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of Common Stock.

                                                                       ANNEX B

                         WRITTEN CONSENT OF STOCKHOLDERS
                        OF TEXAS CAPITAL BANCSHARES, INC.
                           TO ACTION WITHOUT A MEETING

                  THIS CONSENT IS BEING SOLICITED ON BEHALF OF
            THE BOARD OF DIRECTORS OF TEXAS CAPITAL BANCSHARES, INC.

Unless otherwise indicated below, the undersigned, a stockholder on August 9, 2002 (the "Record Date"), of Texas Capital Bancshares, Inc., a Delaware corporation ("TCBI") and the holding company for Texas Capital Bank, N.A., hereby consents, pursuant to Section 228 of the General Corporation Law of the State of Delaware, with respect to all shares of common stock, par value $0.01 per share, and all shares of 6.0% Series A Convertible Preferred Stock par value $0.01 per share, of TCBI (holders of Preferred Stock will have the voting power of two votes for each share of Preferred Stock owned), held by the undersigned, to the following action without a meeting, without prior notice and without a vote.

RESOLVED, that Section 4(a) of the Certificate of Designation is hereby amended in its entirety to read as follows:

     4(a). The Series A Preferred Stock will automatically convert into one (1) share of authorized but unissued Common Stock (the "Conversion Rate") upon the occurrence of any of the following: (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split, or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity, or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of Common Stock of the Corporation; (ii) the sale of all or substantially all of the assets of the Corporation, (iii) the Common Stock is authorized for trading on the New York Stock Exchange or the Nasdaq National Market and the market value per share of the Common Stock is $17.50 per share or greater (the "Quoted Price") as of the market close for thirty consecutive trading days; (iv) the Corporation consummates an underwritten public offering of any shares of Common Stock at a price of $17.50 per share or higher (the "IPO Price"), or
           (v) the capital adequacy guidelines published by the Board of Governors of the United States Federal Reserve system are changed in any manner which results in the Series A Preferred Stock no longer qualifying as Tier I Capital under such guidelines.

           The Quoted Price and the IPO Price shall be adjusted accordingly, consistent with Section 4(f)(i), if the Corporation on or after July 30, 2002 (A) declares or makes a distribution or dividend on its Common Stock in shares of its capital stock, (B) subdivides its outstanding shares of Common Stock into a greater number of shares,
           (C) combines its outstanding shares of Common Stock into a smaller number of shares or (D) issues by reclassification of its shares of Common Stock (including any reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of Common Stock.

To consent, withhold consent or abstain from consenting to the Amendment set forth below, check the appropriate box below. If no box is marked below with respect to the Amendment, you will be deemed to have consented to the Amendment.


                 [__] CONSENT [__] WITHHOLD CONSENT [__] ABSTAIN


DATED: ________________________________



_______________________________________     ____________________________________
(Print name, or names if held jointly)      (Title or authority of authorized
                                            person, if applicable)



_______________________________________     ____________________________________
(Signature of record shareholder or         (Signature, if held jointly)
person authorized to sign on behalf
of record shareholder)




Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the consent. If shares of stock are held of record by a corporation, the consent should be executed by a duly authorized officer, indicating his or her title. Executors, trustees, guardians, administrators or other fiduciaries should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person(s) and indicate full title of signatory. Please date the consent above.

PLEASE MARK, DATE, SIGN AND RETURN THE CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE, IF RETURNING THE CONSENT BY MAIL, OR FAX THE COMPLETED CONSENT TO THE ATTENTION OF ROY BASA TO (214) 871-8820.